Exhibit (10.3)






             NOTICE OF AWARD OF RESTRICTED STOCK


                         GRANTED TO ____________

                          EFFECTIVE ____________


                       PURSUANT TO THE

          2005 OMNIBUS LONG-TERM COMPENSATION PLAN











                              APPROVED BY:

                              Action by and on behalf of the
                              Executive Compensation and
                              Development Committee Effective
                              __________, ____





             NOTICE OF AWARD OF RESTRICTED STOCK
                         GRANTED TO ___________
                          EFFECTIVE ___________
                       PURSUANT TO THE
          2005 OMNIBUS LONG-TERM COMPENSATION PLAN


1. Background. Under Article 10 of the 2005 Omnibus Long-Term Compensation Plan (the "Plan"), the Executive Compensation and Development Committee (the "Committee") may, among other things, award restricted shares of Kodak's Common Stock to those Employees as the Committee in its discretion may determine, subject to such terms, conditions and restrictions as it deems appropriate. The Committee's charter permits delegation of its authority to grant certain awards pursuant to the terms contained therein.

2. Award. Effective __________, the Committee or its designee granted to __________ (the "Participant") an Award of __________ (__________) restricted shares of Common Stock ("Restricted Shares"). This Award was granted under the Plan, subject to the terms and conditions of the Plan and those set forth in this Notice of Award of Restricted Stock ("Award Notice"). To the extent there are any inconsistencies between the terms of the Plan and this Award Notice, the terms of the Plan will control.

3. Terms and Conditions of Restricted Shares. The following terms and conditions will apply to the Restricted Shares:

     (a) Issuance. The Restricted Shares awarded to the Participant will be evidenced by a book entry recorded by Kodak's transfer agent in an account established by the transfer agent on behalf of the Participant. This book entry will indicate that the Restricted Shares are restricted under the terms of this Award Notice. The Participant will be a shareowner of all the shares represented by this book entry. As such, the Participant will have all the rights of a shareowner with respect to the Restricted Shares, including but not limited to, the right to vote such shares and to receive all dividends and other distributions (subject to Section 3(b)) paid with respect to them; provided, however, that the Restricted Shares will be subject to the restrictions in
          Section 3(d).

     (b)  Stock Splits, Dividends, etc. If under Section
          6.2 of the Plan, entitled "Adjustment to Shares," the Participant, as the owner of the Restricted Shares, becomes entitled to new, additional, or different shares of stock or securities: (i) Kodak's transfer agent will adjust its book entry for the Participant to reflect such new, additional, or different shares of stock or securities; and (ii) such new, additional, or different shares of stock or securities will be
          subject  to  the  restrictions  provided  for   in
          Section 3(d) below.

     (c) Restriction Period. The Restricted Shares will be subject to _____ "Restriction Periods." The Restriction Period for __________ of the Restricted Shares will begin on the Grant Date and terminate, subject to Section 4 below, on the _____ anniversary of the Grant Date. [The Restriction Period on the [second/remaining] __________ of the Restricted Shares will begin on the Grant Date and terminate, subject to Section 4 below, on the _________ anniversary of the Grant Date.]

     (d)  Restrictions on Restricted Shares.  The
          restrictions to which the Restricted Shares are subject are:

          (i) Nonalienation. During their Restriction Period, the Restricted Shares may not be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of except by will or the laws of descent and distribution. Any attempt by the Participant to dispose of a Restricted Share in any such manner will result in the immediate forfeiture of such Restricted Share and all other Restricted Shares then held by Kodak's transfer agent on the Participant's behalf.

          (ii) Continuous Employment. The Participant must remain continuously employed by Kodak throughout a Restriction Period in order to receive the Restricted Shares that are subject to that Restriction Period. Thus, except as set forth in Section 4 below, if the Participant's employment terminates for any reason, whether voluntarily or involuntarily, during a Restriction Period, the Participant will immediately forfeit all of the Restricted Shares subject to that Restriction Period. If the Participant's employment terminates during more than one Restriction Period, the Participant will, except as set forth in Section 4 below, forfeit all of the Restricted Shares subject to these Restriction Periods.

     (e)  Lapse of Restrictions.  The restrictions set forth in
          Section 3(d) above, with respect to a Restricted Share, will, unless the Restricted Share is forfeited sooner, lapse upon the expiration of such Restricted Share's Restriction Period.

4.   Termination of Employment.

     (a)  Disability or Approved Reason.  Notwithstanding Section
          3 above to the contrary, if the Participant's employment is terminated by reason of Disability or an Approved Reason, the Restricted Shares will not be forfeited by reason of such termination and the Restriction Period(s) on such Restricted Shares will terminate as of the date of such termination.

     (b) Death. Notwithstanding Section 3 above to the contrary, if the Participant's employment is terminated by reason of death, the Participant's estate will receive all of the Restricted Shares then held on the Participant's behalf by Kodak's transfer agent and the Restriction Period(s) on such Restricted Shares will terminate as of the date of the Participant's death.

5. Issuance of Shares of Common Stock. Upon the lapse of a Restriction Period, Kodak will, unless the Restricted Shares are sooner forfeited, promptly instruct its transfer agent to reflect on its books those Restricted Shares that are no longer restricted. The transfer agent will then subtract from the Participant's account the number of shares that are withheld for taxes under Section 6 below. Upon the Participant's request, the transfer agent will deliver to the Participant a stock certificate for the remaining number of unrestricted shares held in the Participant's account.

6. Withholding. Kodak will pay the taxes required to be withheld upon the lapse of a Restriction Period by withholding a portion of the shares of Common Stock otherwise due the Participant as a result of the lapse of such restrictions. The portion of the shares withheld will equal in amount the taxes required to be withheld. The Common Stock which is so withheld will be valued at its Fair Market Value on the date of the lapse of the restrictions on the Restricted Shares.

7.   Definitions.

     (a) Any defined term used in this Award Notice, other than that set forth in Section 7(b) below, will have the same meaning for purposes of this document as that ascribed to it under the terms of the Plan.

          (i) (b) Approved Reason. "Approved Reason" means a reason for terminating employment with the Company which, in the opinion of the Committee with respect to Participants who are subject to Section 16 of the Exchange Act or who are Covered Employees within the meaning of Section 162(m) of the Code, and the opinion of the Chief Executive Officer with respect to all other Participants, is in the best interests of the Company.

8. Effect of Award Notice. This Award Notice, including its reference to the Plan, constitutes the entire understanding between the Company and the Participant concerning the Award and supersedes any prior notices, letters, statements or other documents issued by the Company relating to the Award and all prior agreements and understandings between the Company and the Participant, whether written or oral, concerning the Award.

9. Administration. The Committee will have full and absolute authority and discretion, subject to the provisions of the Plan, to interpret, construe and implement this Award Notice, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary, appropriate or advisable for its administration. All such Committee determinations will be final, conclusive and binding upon any and all interested parties and their heirs, successors, and personal representatives.

10. Impact on Benefits. The Restricted Shares (either at the date of their grant or at the time their restrictions lapse) will not be includible as compensation or earnings for purposes of any other compensation or benefit plan offered by Kodak.

11.  Miscellaneous.

     (a) Headings. The headings of the Sections of the Award Notice have been prepared for convenience and reference only and will not control, affect the meaning, or be taken as the interpretation of any provision of the Award Notice.

     (b)  Applicable  Law.  All matters pertaining  to  this
          Award   Notice,  (including  its  interpretation,
          application, validity, performance and breach), will be governed by, construed and enforced in accordance with the laws of the State of New York (except as superseded by applicable Federal Law) without giving effect to principles of conflicts of law.

     (c) Amendment. The Committee may, from time to time, amend this Award Notice in any manner.

12. Tax Consequences. No person connected with this Award Notice in any capacity, including, but not limited to, Kodak and its Subsidiaries and their respective directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the Award.